UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report: April 6, 2011
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10990 Wilshire Boulevard, Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Executive Severance Benefit Decisions.

KB Home (the “Company”) has made certain decisions regarding the application of its Policy Regarding Stockholder Approval of Certain Severance Payments (the “Policy”), which was adopted by the Management Development and Compensation Committee (the “Committee”) of the Company’s Board of Directors on July 10, 2008 and filed as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2008. The Policy provides that the Company will obtain stockholder approval before paying the severance benefits described in the Policy to a designated executive officer (within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended) under a future severance arrangement in excess of 2.99 times the executive officer’s then-current base salary and target bonus. The Company has determined that the Policy applies to Jeff J. Kaminski and Brian J. Woram, executives who were hired after the adoption of the Policy. In addition, the Company has decided that the Policy applies to executives hired after adoption of the Policy who are eligible for change in control benefits, whether by employment agreement, corporate policy or corporate benefit. Messrs. Kaminski and Woram agree with and accept the foregoing positions of the Company with respect to the Policy and agree to be bound by them. The Company’s management will seek confirmation and acceptance of these positions from the Committee, which it expects to receive. In addition, management intends to review, and discuss with the Committee and the Board of Directors, the Company’s change in control severance benefit contained in Section 4.2 of its Change in Control Severance Plan, which provides to certain executives an additional “gross-up” payment to compensate for any Internal Revenue Code Section 280G excise tax imposed on payments made under the Change in Control Severance Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: April 6, 2011

KB Home
By:	/S/ THOMAS F. NORTON
Thomas F. Norton
Senior Vice President, Human Resources